UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): September 9, 2008
EMMIS COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its charter)
INDIANA
(State of incorporation or organization)
0-23264
(Commission file number)
35-1542018
(I.R.S. Employer
Identification No.)
ONE EMMIS PLAZA
40 MONUMENT CIRCLE
SUITE 700
INDIANAPOLIS, INDIANA 46204
(Address of principal executive offices)
(317) 266-0100
(Registrant’s Telephone Number,
Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Signatures

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On September 9, 2008, the Compensation Committee of the Board of Directors of Emmis Communications Corporation (the “Company”) approved the TV Proceeds Quarterly Bonus Program (the “Program”) under which the Company is paying quarterly bonuses to certain employees to offset salary reductions from the Company’s wholly-owned, direct subsidiary, Emmis Operating Company, and certain of its subsidiaries (collectively, “OpCo”). All of our Executive Officers are participating in the Program. Effective September 1, 2008, OpCo reduced to approximately $15,000 the salaries of certain of its most highly compensated employees in order to increase defined consolidated operating cash flow under OpCo’s Amended and Restated Revolving Credit and Term Loan Agreement dated as of November 2, 2006 (the “Credit Agreement”). Under the Program, the Company will pay the employees affected by the salary reduction quarterly bonuses in amounts equivalent to the forgone salary. The bonus will be paid at the beginning of each fiscal quarter either (i) in cash out of the net proceeds from the sale of WVUE-TV if certain performance targets from a prior quarter are met, or (ii) in shares of the Company’s Class A Common Stock under the Company’s 2004 Equity Compensation Plan if the performance targets are not met. The bonuses will likely be paid in cash because the quarterly performance target will be met if the Company’s actual station operating income exceeds 50% of projected station operating income for such quarter, as established at the beginning of the quarter.
Note: Certain statements included in this report which are not statements of historical fact, including but not limited to those identified with the words “expect,” “will” or “look” are intended to be, and are, by this Note, identified as “forward-looking statements,” as defined in the Securities and Exchange Act of 1934, as amended. Such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future result, performance or achievement expressed or implied by such forward-looking statement. Such factors include, among others:
• general economic and business conditions;
• fluctuations in the demand for advertising and demand for different types of advertising media;
• our ability to service our outstanding debt;
• increased competition in our markets and the broadcasting industry;
• our ability to attract and secure programming, on-air talent, writers and photographers;
• inability to obtain (or to obtain timely) necessary approvals for purchase or sale transactions or to complete the transactions for other reasons generally beyond our control;
• increases in the costs of programming, including on-air talent;
• inability to grow through suitable acquisitions;
• changes in audience measurement systems
• new or changing regulations of the Federal Communications Commission or other governmental agencies;
• competition from new or different technologies;
• war, terrorist acts or political instability; and
• other factors mentioned in documents filed by the Company with the Securities and Exchange Commission.
Emmis does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

Signatures.
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMMIS COMMUNICATIONS CORPORATION
Date: September 12, 2008	By:	/s/ J. Scott Enright
J. Scott Enright, Senior Vice President,
Associate General Counsel and Secretary